Exhibit 99.2

Press Release

Greer Bancshares Incorporated and

Greer State Bank

March 30, 2011

Greer Bancshares Incorporated Announces Change in Executive Position

Greer, SC March 30, 2011

Greer Bancshares Incorporated, the parent company of Greer State Bank, announced today that Kenneth M. Harper resigned his positions as President and Chief Executive Officer of Greer Bancshares Incorporated and Greer State Bank. He also resigned as a director.

The Boards of the Company and the Bank have elected R. Dennis Hennett to succeed Mr. Harper as President and Chief Executive Officer of the Company and the Bank, respectively. Mr. Hennett, 68, has been a director of the Company since 1988. He previously served as President of the Company until July 1, 2004 and as Chief Executive Officer of the Company and the Bank until his retirement on February 1, 2008. Mr. Hennett has 40 years of experience as a banker and was the original President of the Bank when it was organized in 1988. Mr. Hennett has significant community involvement, including his current service on the board of the Greer Development Corporation, as a trustee of the Greenville Hospital System, and previously in various capacities with the Greer Chamber of Commerce.

Mr. Hennett's election is subject to approval by the Federal Deposit Insurance Corporation and the Federal Reserve Bank of Richmond. In the interim, executive duties have been assumed by J. Richard Medlock, Jr., Executive Vice President and Chief Financial Officer.

"On behalf of the board of directors, officers, and staff of Greer State Bank, we wish to express our sincere thanks to Mr. Harper for his service and efforts on behalf of the Bank and the Greer community. We wish him the very best in the future," said Walter M. Burch, Chairman of the Board of Directors.

"Our primary goals now are to continue serving our customers and community with the excellent, personal service they expect of us and to return the Bank to satisfactory levels of financial performance for our shareholders," commented Dennis Hennett. "We pledge our best efforts to achieve these goals over the next several months."

Greer State Bank is in its twenty-second year of operations and has four offices, three in Greer and one in Taylors.

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This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. The words "may," "will," "anticipate," "should," "would," "believe," "contemplate," "expect," "estimate," "continue," "may," and "intend," as well as other similar words and expressions, are intended to identify forward-looking statements. Actual results may differ materially from the results discussed in the forward-looking statements. The Company's operating performance is subject to various risks and uncertainties including, without limitation:

- significant increases in competitive pressure in the banking and financial services industries;

- reduced earnings due to higher credit losses owing to economic factors, including declining home values, increasing interest rates, increasing unemployment, or changes in payment behavior or other causes;

- the concentration of our portfolio in real estate based loans and the weakness in the commercial real estate market;

- increased funding costs due to market illiquidity, increased competition for funding or other regulatory requirements;

- market risk and inflation;

- level, composition and re-pricing characteristics of our securities portfolios;

- availability of wholesale funding;

- adequacy of capital and future capital needs;

- our reliance on secondary sources of liquidity such as FHLB advances, federal funds lines of credit from correspondent banks and brokered time deposits, to meet our liquidity needs;

- operating restrictions imposed by our Consent Order, such as limitations on the use of brokered deposits;

- our inability to meet the requirements set forth in our Consent Order within prescribed time frames;

- changes in the interest rate environment which could reduce anticipated or actual margins;

- changes in political conditions or the legislative or regulatory environment, including recently enacted and proposed legislation;

- adequacy of the level of our allowance for loan losses;

- the rate of delinquencies and amounts of charge-offs;

- the rates of loan growth;

- adverse changes in asset quality and resulting credit risk-related losses and expenses;

- general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality;

- changes occurring in business conditions and inflation;

- changes in technology;

- changes in monetary and tax policies;

- loss of consumer confidence and economic disruptions resulting from terrorist activities;

- changes in the securities markets;

- ability to generate future taxable income to realize deferred tax assets;

- ability to have sufficient liquidity at the parent holding company level to pay preferred stock dividends and interest expense on junior subordinated debt; and

- other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

For a description of factors which may cause actual results to differ materially from such forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2009, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made. The Company undertakes no obligation to update any forward-looking statements made in this report.